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                                                                    EXHIBIT 23.1
[KPMG LOGO]


KPMG LLP
Chartered Accountants
2000 McGill College Avenue                              Telephone (514) 840-2100
Suite 1900                                              Telefax (514) 840-2187
Montreal (Quebec) H3A 3H8                               www.kpmg.ca


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Henry Birks & Sons Inc.



We consent to the use of our report dated July 4, 2005, with respect to the consolidated balance sheets of Henry Birks & Sons Inc. and subsidiaries ("Birks") as of March 26, 2005 and March 27, 2004 and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended March 26, 2005, included herein and to the reference to our firm under the heading "Experts" in the Birks' registration statement on form F-4 Amendment No. 2, (Registration No. 333-126936) and the proxy statement/prospectus included herein.




/s/ KPMG LLP


Montreal, Canada
September 19, 2005








KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.